                                Exhibit 99.1

        PLEASE VOTE, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY
                         USING THE ENCLOSED ENVELOPE.

                        ATC COMMUNICATIONS GROUP, INC.
PROXY                                                                      PROXY
      BOARD OF DIRECTORS PROXY FOR THE ANNUAL MEETING OF STOCKHOLDERS AT
                      10:00 A.M., TUESDAY, JUNE 30, 1998
               THE OFFICES OF PAUL, HASTINGS, JANOFSKY & WALKER LLP
                 399 PARK AVENUE, 31ST FLOOR, NEW YORK, NY  10022

The undersigned stockholder of ATC Communications Group, Inc. (the "Company") hereby appoints Michael G. Santry and Jerry L. Sims, Jr., or either of them, as proxies, each with full powers of substitution, to vote the shares of the undersigned at the above-stated Annual Meeting and at any adjournment(s) thereof:

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS AND WILL BE VOTED IN ACCORDANCE WITH THE SPECIFICATIONS MADE ON THE REVERSE SIDE. IF A CHOICE IS NOT INDICATED WITH RESPECT TO ITEMS (1) through (7), THIS PROXY WILL BE VOTED "FOR" SUCH ITEMS. THE PROXIES WILL USE THEIR DISCRETION WITH RESPECT TO ANY MATTER REFERRED TO IN ITEM (8). THIS PROXY IS REVOCABLE AT ANY TIME BEFORE IT IS EXERCISED.

       Receipt herewith of the Company's Annual Report and Notice of Meeting and Proxy Statement, dated June 1, 1998, is hereby acknowledged.



                       (PLEASE SIGN ON THE REVERSE SIDE)

                      ATC COMMUNICATIONS GROUP, INC.
   PLEASE MARK VOTE IN OVAL IN THE FOLLOWING MANNER USING DARK INK ONLY  /X/

[                                                                              ]

(1)  Election of Directors:                                              FOR all nominees listed     WITHHOLD AUTHORITY
William G. Moore (Class I), Darryl D. Pounds (Class I), Peter V.         below (except as provided   to vote for all
Ueberroth (Class I), Drew Lewis (Class I), Michael G. Santry (Class      to the contrary below)      nominees listed below
II), Matthew S. Waller (Class II), Frederic V. Malek (Class II), Paul G.        / /                         / /
Stern (Class II), David L. Malcolm (Class III), Daniel H. Chapman
(Class III), Stephen A. McNeely (Class III), Edward Blank (Class III)

(INSTRUCTION: To withhold authority to vote for any individual nominee(s), write that nominee's name on the space provided below):

-----------------------------------------------------------------------

(2)  Approval of the Merger of ATC Merger Sub, Inc. with and into IQI, Inc.:      FOR         AGAINST       ABSTAIN
                                                                                  / /           / /           / /

(3)  Approval of an amendment to the ATC Amended and Restated Certificate of      FOR         AGAINST       ABSTAIN
     Incorporation to increase the number of authorized shares of ATC common      / /           / /           / /
     stock, $.01 par value, from 27,500,000 to 100,000,000:

(4)  Approval of an amendment to the ATC Amended and Restated Certificate of      FOR         AGAINST       ABSTAIN
     Incorporation to change the name of the Company to "Aegis Communications     / /           / /           / /
     Group, Inc.":

(5)  Approval of an amendment to the ATC Amended and Restated Certificate of      FOR         AGAINST       ABSTAIN
     Incorporation classifying the board of directors into three classes of       / /           / /           / /
     four directors each:

(6)  Approval of the ATC 1998 Stock Option Plan:                                  FOR         AGAINST       ABSTAIN
                                                                                  / /           / /           / /

(7)  Ratification of Price Waterhouse LLP, independent public                     FOR         AGAINST       ABSTAIN
     accountants, to serve as the Company's independent                           / /           / /           / /
     auditors.

(8) On any other business that may properly come before the meeting; hereby revoking any proxy or proxies heretofore given by the undersigned.

Dated                                                                                        , 1998
      ---------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------
(Signature of Stockholder(s))

(Joint owners must EACH sign.  Please sign EXACTLY as your name(s) appear(s) on this card.
When signing as attorney, trustee, executor, administrator, guardian or corporate officer, please give your FULL title.)

PLEASE SIGN, DATE AND MAIL TODAY.